Exhibit 10.2

GLENCORE Ltd.

August 1, 2004

Jack Gates
Century Aluminum Company
2511 Garden Road
Monterey, CA 93940

Dear Jack:

We are pleased to present the following revised offer with validity until August 2, 2004:

Quantity:	174’150 MT +/-5% of alumina to be supplied CIF Grundartangi per annum and 90’000 MT +/-5% of aluminum to be returned FOB stowed Grundartangi per annum. Conversion ratio of 1.935 MT of alumina per MT of aluminum to apply throughout the life of contract.

Duration:	10 years with the start date to match the commissioning of Line 2 at Nordural, but no earlier than July 2006.

Alumina:	Acceptable origins to include Aughinish, eurAllumina, San Ciprian, Alunorte, Bauxilum, Suriname, and any Jamaican in Glencore’s option.

Tolling Charge:	* % of the LME plus Metal Premium except for the first 90’000 MT of aluminum in which case the tolling charge shall be 71% of the LME plus Metal Premium.

Metal Premium:	a) If duty is in place:
Metal Premium = * % of the LME
b) If the duty is removed or reduced:
Metal Premium = A or B, whichever is higher.
*
*
*
*
*
*

LME:	The official London Metal Exchange High Grade cash settlement quotation in US dollars averaged over the quotational period (QP).

QP:	Month prior month of delivery.

Three Stamford Plaza • 301 Tresser Boulevard • Stamford, CT 06901-3244 • U.S.A.
Telephone (203) 328-4900 • Telefax (203) 328-3177 • Telex 6819406

GLENCORE	Page 2

Aluminum:	Standard ingots with piece weight between 12-26 kgs each, strapped in bundles. A maximum of 10% is allowed as sow with maximum piece weight of 750 kgs each.

Quality:	Primary unalloyed aluminium, 99.7 percent aluminium minimum, FE 0.20 percent maximum, SI 0.10 percent maximum, according to P1020 specifications.

Payment Terms:	The tolling charge shall be paid within 5 days after receipt of weekly invoice.

We look forward to your favorable response to the above offer. Please don’t hesitate to contact me at (203) 328-2468 should you wish to discuss any aspect of this offer.

Regards,

/s/ Matt Lucke

ACCEPTED as of this 1st day of August 2004

CENTURY ALUMINUM COMPANY

By:	/s/ Gerald J. Kitchen

Gerald J. Kitchen
Executive Vice President, General Counsel
and Chief Administrative Officer

*	Confidential information has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission